Exhibit 99.1

Rexahn Pharmaceuticals Announces Retirement of its Founder,  Chang Ahn, Ph.D., from the Board of Directors

ROCKVILLE, MD., September 1, 2017 - Rexahn Pharmaceuticals, Inc. (NYSE MKT:RNN), a clinical-stage biopharmaceutical company developing innovative, targeted therapeutics for the treatment of cancer, today announced its founder, Chang Ahn, Ph.D., retired on August 31, 2017 from his roles as a member of the Board of Directors and as the Company’s Chief Scientist.

Dr. Ahn founded Rexahn in March 2001 and served as its Chief Executive Officer until February 2013 and as Chairman of the Board of Directors until June 2015. Dr. Ahn has served as the Company’s Chief Scientist since February 2013 and Chairman Emeritus of Rexahn’s Board of Directors since June 2015.

“Rexahn Pharmaceuticals was founded with the vision to find a better way to treat cancer, and specifically to discover and develop drugs that can stop the growth of cancer tumors without producing the devastating, and sometimes life threatening, side effects associated with conventional chemotherapies. Now that we have developed a pipeline of exciting clinical stage assets that reflect this original vision, it is time for me to step aside and let our talented team continue the Company’s important work,” commented Dr. Ahn.  “I congratulate the dedicated and passionate employees of Rexahn on their achievements that have gotten the Company to where it is today and wish them continued success in realizing our dream of improving the lives and treatment of people with cancer. While I am formally retiring, I have offered to continue to be available to provide assistance to the Rexahn team in the future.”

“Dr. Ahn has been an inspiring partner for me and our colleagues and we thank him for his leadership in establishing Rexahn’s vision and advancing our efforts to develop better, safer and more effective drugs for cancer patients,” said Peter D. Suzdak, Ph.D., CEO of Rexahn.

“As the founder of Rexahn, Dr. Ahn has been a key driving force behind the Company and its mission. Our Board of Directors and employees thank Dr. Ahn for his inspiration, guidance and innumerable contributions to our company’s success,” commented Peter Brandt, Chairman of the Board of Directors of Rexahn.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals Inc. (NYSE MKT:RNN) is a clinical-stage biopharmaceutical company dedicated to developing novel, best-in-class therapeutics for the treatment of cancer. The Company's mission is to improve the lives of cancer patients by developing next-generation cancer therapies that are designed to maximize efficacy while minimizing the toxicity and side effects traditionally associated with cancer treatment. Rexahn's product candidates work by targeting and neutralizing specific proteins believed to be involved in the complex biological cascade that leads to cancer cell growth. The Company has a broad oncology pipeline that includes three anti-cancer compounds currently in clinical development: Supinoxin™, RX-3117, and Archexin®, and a novel nanopolymer-based drug delivery platform technology that may increase the bio-availability of FDA-approved chemotherapies. For more information about the Company and its oncology programs, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn's future development activities and the availability of Dr. Ahn, and other statements identified by words such as "will," "potential," "could," "can," "believe," "intends," "continue," "plans," "expects," "anticipates," "estimates," "may," other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn's actual results to be materially different than those expressed in or implied by Rexahn's forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, understandings and beliefs regarding the role of certain biological mechanisms and processes in cancer; drug candidates being in early stages of clinical development,; the timing of completion of clinical trials; the ability to initially develop drug candidates for orphan indications to reduce the time-to-market and take advantage of certain incentives provided by the U.S. Food and Drug Administration; and the ability to transition from our initial focus on developing drug candidates for orphan indications to candidates for more highly prevalent indications. More detailed information on these and additional factors that could affect Rexahn's actual results are described in Rexahn's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
LifeSci Advisors, LLC
Matthew P. Duffy
(212) 915-0685
matthew@lifesciadvisors.com